Exhibit 2(a)(3)


                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                         THE HIGH YIELD PLUS FUND, INC.

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      THE HIGH  YIELD  PLUS  FUND,  INC.,  a  Maryland  corporation,  having its principal office in Maryland in the City of Baltimore (the "Corporation"), hereby certifies to the Maryland Department of Assessments and Taxation that:

      I. The Corporation desires to amend and restate its charter as currently in effect;

      II. The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

      III. The Board of Directors of the Corporation has by unanimous written consent approved and advised the foregoing amended and restated Articles of Incorporation, and the sole shareholder of the Corporation approved the foregoing amended and restated Articles of Incorporation on April 13, 1988.

      IV. The current address of the principal office of the Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242.

      V. The name and address of the Corporation's current resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland
21202-3242.

      VI.  The   provisions  set  forth  in  these  Articles  of  Amendment  and
Restatement are all of the provisions of the charter currently in effect.

      VII. The number of directors of the Corporation is five. The directors of the Corporation at the date hereof are Thomas T. Mooney, Edward D. Beach, Walter
F. Mondale, Daniel S. Ahearn and Robin B. Smith.

      IN WITNESS WHEREOF, The High Yield Plus Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 13th day of April, 1988.

                                    THE HIGH YIELD PLUS FUND, INC.


                                    B:   /s/ Edward D. Beach
                                         -------------------------------
                                         Edward D. Beach
                                         President

Attest:

/s/ Arthur J. Brown
-----------------------------
Arthur J. Brown, Secretary


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



      THE UNDERSIGNED, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and further certifies that to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.



                                    /s/ Edward D. Beach
                                    -------------------------------
                                    Edward D. Beach
                                    President



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